UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006

NESTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street; Third Floor, Providence, Rhode Island

(Address of principal executive offices)

(401) 274-5658

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On October 16, 2006, Nestor, Inc. (the “Company”) the Company received a Nasdaq Staff Deficiency Letter indicating that the market value of the Company’s common stock had fallen below $50 million, the minimum level required for the continued listing of its common stock on the Nasdaq Global Market based on Marketplace Rule 4450(b)(1)(A). Additionally, the Company does not comply with the alternative Marketplace Rule 4450(b)(1)(B) which requires total assets and total revenue of $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

In accordance with Marketplace Rule 4450(e)(4), the Company has been provided with 30 calendar days, or until November 15, 2006, to regain compliance. If at anytime before November 15, 2006, the market value of the Company’s common stock is $50 million or more for at least ten consecutive business days, Nasdaq’s staff will determine if the Company complies with the Nasdaq Global Market continued listing standards. The Company currently has 20,386,816 shares of common stock outstanding, In order to comply with the $50 million market value criteria, the Company's closing bid price must be $2.46 or greater. If compliance cannot be demonstrated by November 15, 2006, Nasdaq’s staff will provide the Company with written notification that the Company’s common stock will be delisted from the Nasdaq Global Market. In that event, the Company may appeal the staff’s determination to a Listing Qualification Panel.

The Company believes that it currently satisfies the financial and other listing requirements of the Nasdaq Capital Market and, if it is unable to regain compliance with the continued listing standards for the Nasdaq Global Market, including any appeal, if made, intends to apply to transfer its listing to the Nasdaq Capital Market. Any decision whether to approve the transfer of the Company’s listing of its common stock will be based on the Nasdaq staff’s review of the Company’s application. Listing on either Market will comply with the covenants on the Company’s outstanding convertible debt securities.

The Company issued a press release on October 17, 2006 describing the above events, a copy of which is included with this report as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated October 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

	By:	/s/ Nigel P. Hebborn
Nigel P. Hebborn
Executive Vice President, Treasurer and CFO

Date: October 18, 2006